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                                                                    EXHIBIT 4.03

                          REGISTRATION RIGHTS AGREEMENT
                                 (Common Stock)

                  Registration Rights Agreement, dated as of March 30, 2001 among JCC Holding Company, a Delaware corporation ("JCC Holding"), Bankers Trust Company ("BTCo") and Harrah's Entertainment, Inc. ("HET").

                                   WITNESSETH:

                  WHEREAS, this Agreement is made pursuant to that certain Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code As Modified Through February 8, 2001 and filed with the United States Bankruptcy Court for the Eastern District of Louisiana by JCC Holding Company, Jazz Casino Company, L.L.C., JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C. and JCC Development Company, L.L.C. (the "Plan"). Pursuant to the Plan, JCC Holding has agreed to provide the registration rights set forth in this Agreement; and

                  WHEREAS, pursuant to the Plan and in order to induce BTCo and HET to accept the common stock of JCC Holding, JCC Holding has agreed to provide registration rights with respect thereto, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the parties hereto hereby agree as follows:

                  SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "BTCo Permitted Holders" shall mean (i) BTCo, (ii) any Affiliate of BTCo which at any time holds any Registrable Securities and (iii) any Permitted Transferee of a BTCo Permitted Holder; provided that any BTCo Permitted Holder as described in clause (iii) above may only initiate a request for a Demand Registration pursuant to Section 3 hereof if such BTCo Permitted Holder is designated in writing by BTCo to JCC Holding as a potential Initiating Holder.

                  "Casino" means the casino located at the site of the former Rivergate Convention Center in New Orleans, Louisiana that is operated pursuant to the Casino Operating Contract.




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                  "Casino Operating Contract" means the amended and renegotiated casino operating contract, dated as of October 30, 1998, between the State of Louisiana by and through the Louisiana Gaming Control Board, and Harrah's Jazz Company and Jazz Casino Company, L.L.C., as it may be amended or supplemented from time to time.

                  "Common Stock" means the common stock, $.01 par value, of JCC Holding.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "HET Permitted Holder" shall mean (i) HET, (ii) any Affiliate of HET which at any time holds any Registrable Securities and (iii) any Permitted Transferee of an HET Permitted Holder; provided that any HET Permitted Holder as described in clause (iii) above may only initiate a request for a Demand Registration pursuant to Section 3 hereof if such HET Permitted Holder is designated in writing by HET to JCC Holding as a potential Initiating Holder.

                  "Holders" shall mean all BTCo Permitted Holders and all HET Permitted Holders.

                  "Initiating Holder" has the meaning set forth in Section 3(a).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Permitted Transferee" means any Person who acquires Registrable Securities from a Holder or from a Permitted Transferee of a Holder.

                  "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Piggyback Registration" has the meaning set forth in Section
4.

                  "Piggyback Registration Offer" has the meaning set forth in
Section 4.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect



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to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Registrable Securities" means all Common Stock held by the Holders during the term of the Agreement. Registrable Securities shall also include any securities which may be issued or distributed with respect to, or in exchange for, such Registrable Securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent
(i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities shall have ceased to be outstanding; provided, further, however, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities, and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

                  "Registration Expenses" has the meaning set forth in Section
6.

                  "Registration Statement" means any registration statement of JCC Holding filed with the SEC under the rules and regulations promulgated under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "SEC" means the Securities and Exchange Commission.

                  "Suspension Date" means the date on which JCC Holding suspends the use of such Registration Statement by the holders of the Registrable Securities covered thereby if JCC Holding reasonably and in good faith determines that there has occurred any event of the type described in Section 5(c)(7) hereof.



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                  "Suspension Period" means the period commencing on the first calendar day immediately following the subject Suspension Date, and ending on the date after the subject Suspension Date on which JCC Holding no longer suspends the use of the Registration Statement or the date any supplement or amendment to the Registration Statement is declared effective.

                  "Underwritten Registration or Underwritten Offering" means a Registration Statement pursuant to which securities of JCC Holding are sold to an underwriter for reoffering to the public.

                  SECTION 2. Securities Subject to this Agreement.

                  (1) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

                  (2) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities.

                  SECTION 3. Shelf Registration. (a) Upon the written request of any Holder, or group of Holders, (the "Initiating Holders"), requesting that JCC Holding effect the registration under the Securities Act of such Holder's Registrable Securities (or a portion thereof), and specifying the intended method of disposition thereof, JCC Holding will promptly give notice of such requested registration (the "Demand Registration") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to any other Holders who hold Registrable Securities at such time (based on the books and records of the transfer agent or registrar with respect to the Registrable Securities) and thereupon will use its best efforts to cause the Registration Statement to become effective under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act covering all Registrable Securities (the "Shelf Registration") as soon as reasonably practicable, but in no event later than 180 days of its receipt of such notice of demand, for:

                    (i) the Registrable Securities that JCC Holding has been so requested to register by the Initiating Holders then held by the Initiating Holders; and



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                    (ii) all Registrable Securities that any other Holder has
requested JCC Holding to register by written request received by JCC Holding within 20 days after the delivery to such Holders of the written notice given by JCC Holding pursuant to Section 3(a) above (such other Holders who have requested registration being referred to herein as "Additional Selling Holders" and, together with the Initiating Holder, as the "Requesting Holders"), all to the extent necessary to permit the disposition in accordance with the intended methods thereof as aforesaid of the Registrable Securities so to be registered; provided that JCC Holding shall not be obligated to effect more than
(x) two Demand Registrations pursuant to this Section 3 for the BTCo Permitted Holders or (y) two Demand Registrations pursuant to this Section 3 for the HET Permitted Holders.

         Promptly after the expiration of the 20-day period referred to in
Section 3(a)(ii) hereof, JCC Holding will notify the Initiating Holders of any Additional Selling Holders and the amount of Registrable Securities requested to be included in the Demand Registration by such Additional Selling Holders. The Initiating Holders requesting a registration under this Section 3(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Requesting Holders, by providing a written notice to JCC Holding and such other Requesting Holders revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration if, and only if, any fees and expenses incurred by JCC Holding as a result of such revoked request are paid by the Initiating Holders.

                  (b) Registration Statement Form. The Shelf Registration shall be on Form S-1 or Form S-3 (or any successor to such Forms) or another appropriate form permitting registration of such Registrable Securities for resale by holders of Registrable Securities in the manner designated by them.

                  (c) Term. JCC Holding shall use its best efforts to cause the Shelf Registration to become effective under the Securities Act in accordance with Section 3(a) hereof and shall keep the Shelf Registration or a subsequent Registration Statement continuously effective through the third anniversary of the day on which the initial Shelf Registration first becomes effective (the "Term"). JCC Holding shall also supplement or make amendments to any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by JCC Holding or if required by the Securities Act. The Term shall be extended by the aggregate number of days of any Suspension Period(s) or any other period(s) during



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which the effectiveness of the Registration Statement is suspended.
Notwithstanding anything else in this Agreement, no Suspension Period shall last longer than 45 trading days.

                  (d) Selection of Underwriters. If the holders of Registrable Securities desire to sell Registrable Securities in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be mutually agreed to by the holders of a majority of the Registrable Securities included in such offering and JCC Holding.

                  SECTION 4. Piggyback Registration.

                  (1) If JCC Holding at any time proposes to file a registration statement under the Securities Act with respect to any Underwritten Offering by JCC Holding for its own account or for the account of holders of any Common Stock, securities convertible into Common Stock or warrants, options or other rights to purchase Common Stock, to be offered for cash (other than on Form S-4 or S-8), then JCC Holding shall in each case give written notice of such proposed filing to the Holders at least twenty (20) days before the anticipated filing date, and such notice shall offer (a "Piggyback Registration Offer") such Holders the opportunity to include all of the Registrable Securities held by them in such registration statement (a "Piggyback Registration"). In such event the right of any Holder to registration pursuant to this Section 4(a) may be conditioned upon such Holder's participation in such underwriting and of the inclusion such Holder's Registrable Securities in the underwriting to the extent provided herein. If any such Holder desires to have Registrable Securities registered and included in such Underwritten Offering under this Section 4(a) such Holder shall so notify JCC Holding in writing within ten days after the receipt by such Holder of the written notice provided for in the preceding sentence (which notification shall set forth the amount of Registrable Securities for which registration is requested), and JCC Holding will use its best efforts to cause all such Registrable Securities to be registered under the Securities Act to the extent requisite to permit the disposition in such Underwritten Offering; provided, however, that if the managing underwriter or underwriters of such offering, as selected by JCC Holding, shall advise JCC Holding in writing that in its or their opinion the total amount or kind of securities that the Holders, JCC Holding and any other Persons or entities intend to include in such offering exceeds the amount that can be sold in such offering without an adverse effect on the price, timing or distribution of the securities offered by JCC Holding, JCC Holding shall be required to include in such registration only the amount of Registrable Securities and securities of other persons or entities, if any, that the managing underwriter or underwriters determine, in its or their sole



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discretion, can be sold without an adverse effect on the price, timing or distribution of the securities offered. In such event, in cases initially involving the registration for sale of securities for JCC Holding's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which JCC Holding proposes to register, (ii) second, the securities which may have been requested to be included in such registration pursuant to this Agreement (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, the securities of other Persons entitled to exercise "piggyback" registration rights pursuant to contractual commitments of JCC Holding (pro rata based on the amount of securities sought to be registered by such Persons).

                  (2) At any time prior to the date of printing preliminary prospectuses in connection with an Underwritten Offering under Section 4(a), a Holder that previously requested Piggyback Registration thereof may withdraw all or part of its Registrable Securities from such offering by providing notice to such effect to JCC Holding.

                  (3) JCC Holding will pay all Registration Expenses in connection with the registration requested pursuant to this Section 4, except that the Holders of Registrable Securities to be registered shall pay all underwriting discounts and commissions or placement fees of such underwriters with respect to the Registrable Securities sold by such Holders.

                  SECTION 5. Hold-Back Agreements.

                  (1) Restrictions on Public Sale by JCC Holding and Others. JCC Holding agrees:

                                    (1) Not to effect any public or private sale
                  or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 14-day period prior to, and during the 90-day period (exclusive of any Suspension Periods) beginning on, the effective date of a Registration Statement filed under Section 3 or 4 hereof or the commencement of the public distribution of securities to the extent timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriters (the "Holdback Period") (except as part of such Underwritten Registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms), and



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                                    (2) to cause each holder of its privately
                  placed equity securities issued by JCC Holding at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during the Holdback Period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if permitted).

                  (2) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 or 4 hereof agrees, if timely requested in writing by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of JCC Holding of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 90-day period (exclusive of any Suspension Periods) following, the effective date of the Registration Statement for each underwritten offering made pursuant to such Registration Statement. The foregoing provisions shall not apply, however, to any holder of Registrable Securities if such holder is prevented by an applicable statute or regulation from entering into any such agreement.

                  SECTION 6. Registration Procedures. In connection with JCC Holding's registration obligations pursuant to Section 3 or 4 hereof, JCC Holding will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto JCC Holding will as expeditiously as possible:

                  (1) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and the underwriters, and JCC Holding will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object; provided, however, that for purposes of this Section 6(a), objections to information specifically required to be included in a Registration Statement by the SEC or pursuant to statutes or rules shall not be deemed reasonable;



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                  (2) prepare and file with the SEC such amendments and
post-effective amendments to any Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

                  (3) notify the holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing,

                                    (1) when the Prospectus or any Prospectus
                  supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                                    (2) of the receipt of any comments from the
                  SEC,

                                    (3) of any request by the SEC for amendments
                  or supplements to the Registration Statement or the Prospectus or for additional information,

                                    (4) of the issuance by the Commission of any
                  stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                                    (5) if at any time the representations and
                  warranties of JCC Holding contemplated by paragraph (n) below cease to be true and correct,

                                    (6) of the receipt by JCC Holding of any
                  notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

                                    (7) of the existence of any fact or the
                  happening of any event which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a



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                  material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and

                                    (8) of the determination of JCC Holding that
                  a post-effective amendment to a Registration Statement would be appropriate,

                  (4) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale or exchange in any jurisdiction of the United States of America, at the earliest possible moment;

                  (5) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus supplement or post-effective amendment such necessary information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (6) furnish to each selling holder of Registrable Securities and its counsel, if any, and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Registration Statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference or deemed incorporated therein by reference and all exhibits (including those incorporated by reference), at the earliest practicable time under the circumstances after the filing of such documents with the SEC;

                  (7) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons



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may reasonably request (it being understood that during the Term JCC Holding consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder and underwriters, if any;

                  (8) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder of Registrable Securities or any underwriter reasonably requests in writing; keep such registration or qualification (or exemption therefrom) effective during the Term and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that JCC Holding will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (9) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                  (10) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (11) upon the occurrence of any event contemplated by paragraph (c)(vii) or (c)(viii) above, as promptly as practicable thereafter, prepare and file with the SEC a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, the Prospectus will not



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contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (12) cause all Registrable Securities covered by the Registration Statement to be quoted on NASDAQ-NMS or listed on each securities exchange on which similar securities issued by JCC Holding are then listed if requested by the holders of any such Registrable Securities or the managing underwriters, if any;

                  (13) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depositary Trust Company;

                  (14) enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration:

                                    (1) make such representations and warranties
                  to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings and covering matters including but not limited to, the Plan;

                                    (2) obtain opinions of counsel to JCC
                  Holding and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters;

                                    (3) obtain "cold comfort" letters and
                  updates thereof from JCC Holding's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort"



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                  letters by underwriters in connection with primary
                  Underwritten Offerings;

                                    (4) if an underwriting agreement is entered
                  into, cause the same to set forth in full the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                                    (5) deliver such documents and certificates
                  as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph
                  (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by JCC Holding.

The above shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may be requested by any selling holder in connection with the disposition of Registrable Securities pursuant to such Registration Statement;

                  (15) make available for inspection by a representative of the holders of a majority of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the requesting Holders or the underwriter, all financial and other records, pertinent corporate documents and properties of JCC Holding, and cause JCC Holding's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration; provided that any records, information or documents that are designated by JCC Holding in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

                  (16) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month of JCC Holding's



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first fiscal quarter commencing after the effective date of the Registration
Statement, which statements shall cover said 12-month periods;

                  (17) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

                  (18) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make JCC Holding's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request; and

                  (19) make its employees and personnel available and otherwise provide reasonable assistance to the underwriters (taking into account the needs of JCC Holding's business and the requirements of the marketing process including, without limitation, the participation by such employees and personnel in "road shows") in the marketing of Registrable Securities in any Underwritten Offering.

                  JCC Holding may require each seller of Registrable Securities under a Registration Statement to furnish to JCC Holding such information regarding the distribution of such securities as JCC Holding may from time to time reasonably request in writing and each holder in acquiring such Registrable Securities agrees to supply such information to JCC Holding promptly upon such request.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from JCC Holding of the happening of any event of the kind described in Section 6(k) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by JCC Holding that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by JCC Holding, such holder will deliver to JCC Holding (at JCC Holding's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event JCC Holding shall give any such notice, the time periods during which such Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 6(k) hereof or is advised in writing by JCC Holding that the use of the Prospectus may be resumed.

                  SECTION 7. Registration Expenses.

                  (1) All expenses incident to JCC Holding's performance of or compliance with this Agreement will be paid by JCC Holding, regardless of whether the Registration Statement becomes effective, including without limitation:

                                    (1) all registration and filing fees
                  (including, without limitation, with respect to filings required to be made with the SEC and any securities exchange or NASDAQ-NMS);

                                    (2) fees and expenses of compliance with
                  securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

                                    (3) printing (including, without limitation,
                  expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with The Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                                    (4) fees and disbursements of counsel for
                  (i) JCC Holding, (ii) the underwriters, and (iii) the sellers of the Registrable Securities (subject to the provisions of Section 7(b) hereof);

                                    (5) fees and disbursements of all
                  independent certified public accountants of JCC Holding (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                                    (6) fees and disbursements of underwriters,
                  if any, (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than JCC Holding, the underwriters and the selling holders of Registrable Securities);

                                    (7) securities acts liability insurance if
                  JCC Holding so desires or if the underwriters or selling holders of a majority of the Registrable Securities so require;

                                    (8) transfer agent fees and expenses;

                                    (9) "road show" expenses;

                                    (10) fees and expenses of other Persons
                  retained by JCC Holding; and

                                    (11) fees and expenses associated with any
                  NASD filing required to be made in connection with the Registration Statement and any underwriting agreement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "Registration Expenses").

                   JCC Holding will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by JCC Holding are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by JCC Holding.

                  (2) In connection with the Registration Statement required hereunder, JCC Holding will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a legal opinion is required from more than one counsel by the terms of any underwriting agreement relating to an Underwritten Offering) chosen the by Initiating Holder or in cases where there is no Initiating Holder, by the Holders of a majority of such Registrable Securities.

                  SECTION 8. Indemnification.

                  (1) Indemnification by JCC Holding. JCC Holding agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to JCC Holding by such holder expressly for use therein; provided, however, that JCC Holding shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Prospectus or preliminary prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus or preliminary prospectus and if such holder has a separate prospectus delivery obligation under applicable regulations and having previously been furnished by or on behalf of JCC Holding with copies of the Prospectus or preliminary prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus or preliminary prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which JCC Holding may otherwise have. JCC Holding will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

                  If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from JCC Holding, such Indemnified Holder shall promptly notify JCC Holding in writing, and JCC Holding shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses; provided, however, that the delay or failure to so notify JCC Holding shall not relieve JCC Holding from any obligation or liability except to the extent that JCC Holding has been prejudiced by such failure or delay. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) JCC Holding has agreed to pay such fees and expenses or (b) JCC Holding shall have failed to assume the defense of such action or proceeding and has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and JCC Holding, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to JCC Holding (in which case, if such Indemnified Holder notifies JCC Holding in writing that it elects to employ separate counsel at the expense of JCC Holding, JCC Holding shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that JCC Holding shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). JCC Holding shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, JCC Holding agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

                  (2) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees, severally not jointly, to indemnify and hold harmless JCC Holding, its directors and officers and each Person, if any, who controls

JCC Holding within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from JCC Holding to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against JCC Holding or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given JCC Holding and JCC Holding or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  JCC Holding shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

                  (3) Contribution. If the indemnification provided for in this
Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of JCC Holding on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of JCC Holding on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by JCC Holding or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  JCC Holding and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  SECTION 9. Rule 144. JCC Holding covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if JCC Holding is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, JCC Holding will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                  SECTION 10. Participation in Underwritten Registrations. No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  SECTION 11. Preparation; Reasonable Inspection. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, JCC Holding will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of JCC Holding with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  SECTION 12. Miscellaneous.

                  (1) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Plan and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. JCC Holding agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (2) No Inconsistent Agreements. JCC Holding will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

                  (3) Adjustments Affecting Registrable Securities. JCC Holding will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (4) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless JCC Holding has obtained the written consent of BTCo, HET and the Holders of a majority of the outstanding Registrable Securities.

                  (5) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                                    (1) if to a holder of Registrable
                  Securities, at the most current address given by such holder to JCC Holding in accordance with the provisions of this
                  Section 11(e); and

                                    (2) if to JCC Holding, initially at One
                  Canal Place, 365 Canal Street, Suite 900, New Orleans, Louisiana 70130, Attention: Corporate Secretary and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(e).

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (6) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

                  (7) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (8) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (9) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (10) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (11) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by JCC Holding with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           (Signature Page to Follow)

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            JCC HOLDING COMPANY


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            BANKERS TRUST COMPANY


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            HARRAH'S ENTERTAINMENT, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------